UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 3, 2010

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma		73102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 429-5500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 3, 2010, SandRidge Energy, Inc. (the “Company”), Steel Subsidiary Corporation, a wholly-owned subsidiary of the Company (“Merger Sub”), and Arena Resources, Inc. (“Arena”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Arena, with Arena surviving as a wholly-owned subsidiary of the Company. The Merger Agreement provides that, at the effective time of the merger, Arena’s stockholders will receive 4.7771 shares of Company common stock and $2.50 in cash for each share of Arena common stock owned.

Consummation of the transaction is subject to various conditions, including the approval of the stockholders of each of the Company and Arena, the effectiveness of a registration statement relating to the shares of Company common stock to be issued in the transaction customary regulatory approvals and certain other conditions.

The Merger Agreement contains certain termination rights for each of the Company and Arena. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, the Company or Arena, as the case may be, will be required to pay the other party a termination fee and reimburse expenses in the amounts specified in the Merger Agreement.

Each of the Company and Arena has made customary representations and warranties and covenants in the Merger Agreement. The assertions embodied in the representations and warranties were made solely for purposes of the contract between the Company and Arena and are not intended to provide factual, business, or financial information about the Company or Arena. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk between the Company and Arena rather than establishing matters as facts.

The Merger Agreement is filed as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such document.

Important Additional Information Will be Filed with the SEC

This communication is being made in respect of the proposed business combination involving the Company and Arena. In connection with the proposed transaction, the Company plans to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of the Company and Arena may file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of the Company and Arena. Investors and security holders of the Company and Arena are urged to read the Joint Proxy Statement/Prospectus and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by the Company and Arena through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to SandRidge Energy, Inc., 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102, Attention: Investor Relations, or by directing a request to Arena Resources, Inc., 6555 South Lewis Avenue, Tulsa, Oklahoma 74136, Attention: Investor Relations.

The Company, Arena and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 1, 2010, and its proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on April 22, 2009, and information regarding Arena’s directors and executive officers is available in Arena’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 1, 2010 and its proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on October 29, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1.	Agreement and Plan of Merger, dated as of April 3, 2010, among SandRidge Energy, Inc., Steel Subsidiary Corporation and Arena Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDRIDGE ENERGY, INC. (Registrant)

April 5, 2010	By:	/S/ DIRK M. VAN DOREN
	Name:	Dirk M. Van Doren
	Title:	Executive Vice President and Chief Financial Officer